Exhibit 10.15
(English Summary Translation)

Chongqing Guiyuan Project Liyuan Zone
Construction Agreement

Employer: Chongqing Foguang Tourism Development (Group) Co., Ltd.
Contractor: Chongqing Hongxing Construction Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China” and other relevant Chinese laws and regulations, Employer will pay contractor for civil engineering services in Liyuan Zone. Both Parties signed this “Construction Contract” to define their rights, obligations and economic responsibilities.

Article One: Name of the project
The name of the project is Civil Engineering of Chongqing Liyuan Zone for Guiyuan Project. (The working term of Liyuan Zone is 250 days from May 20, 2010 to January 29, 2011.)

Article Two: Location of the project
The location of the project is Group 6, Jiangnan Longqiao Village, Chongqing

Article Three: Scope of Work
The scope of work is civil engineering services in Liyuan Zone; more detailed contents can be located in the Bill of Quantities.

Article Four: Contracting Methods and Project Cost
1.	Contracting Methods: Contractor contracts the entire project. The contractor can sublet project to sub-contractors. However, Contractor is responsible for quality, time limit and safety.

2.	The temporary total cost of Liyuan Zone project is 131,229,000.00 RMB (tax included). The actual total project cost shall be based on actual project quantities.

Article Five: Project Period
0.
Time limit: The time limit for different sub-projects shall be followed up with the written notification from the Engineering Department. Contractor must complete all sub-projects and the entire project in accordance with the employer’s schedule.

1.	The project can be delayed, if any one of the following occurs (must be confirmed by employer):
1)	Employer modifies the design during the construction period;
2)	Employer cannot handover the construction field to contractor at the time, which was decided by both parties.
3)	Some natural disaster, or continuous water and power failure caused by the employer.
2.
If the contractor causes 10% delay in accordance with the employer’s schedule, employer has right to terminate this contract, and contractor has obligation to pay 10% of the total project cost as compensation for breach of contract. If the 10% compensation is not enough for paying the employer’s loss, the contractor shall pay for actual loss.

Article Six: Construction Requirements:
1.	The contractor must perform its construction activities in accordance with the employer’s design drawings and related construction information.
2.	The contractor must set up a tight construction management, check before acceptance and send the summary of construction and acceptance to employer.
3.	After completion of the project, the contractor shall clean the construction site. Also, the contractor shall deliver the construction waste to the designated place stipulated by the employer.

Article Seven: Project Settlement
1.	The price of the project shall be in accordance with the approved list price, no other fees or expenses shall be included.
2.	The accounting calculation of the project shall be in accordance with the actual project quantity list.
3.
The total project price shall be in accordance with the entire cost. If more than 10% of the entire project is subcontracted, or employer has some special requirements (special materials), both parties shall negotiate the new price for the project.

Article Eight: Payment Term
1.
The contract shall report the monthly construction quantities to the employer on the 25th of every month (the construction quantities must be agreed by the employer). The employer shall pay 80% of the accumulated project fund. The employer shall keep 5% of the project fund until the project has been completed 95% or more.

2.
After the inspection and approval of the project by the employer, the contractor shall receive 97% of the fund of the total project from the employer within one month. The remaining 3% of the fund shall be kept as warranty. The employer shall pay the remaining 3% of the fund to the contractor in two years (with no interest), if the quality of the project is satisfactory.

3.	The contract shall take care of any fees accrued in this project, including taxes.

Article Nine: The inspection and acceptance of the project
1.	After completion of the entire project, the quality inspection and acceptance test shall be in accordance with the “The Standard of Quality Test of Construction”.
2.	If a certain part of the project cannot pass the employer’s inspection, the contractor must rework on it. The contractor shall be responsible for bearing rework fees.

3.
If the contract is not in accordance with the employer’s design or use poor materials, the contractor shall be responsible for rework and bear all expenses. If the contractor refuses to rework or the rework still cannot pass the employer’s inspection, the employer has the right to terminate this contract. The contractor has the obligation to pay 10% of total project cost as compensation for breach of contract. If 10% compensation is not enough for paying the employer’s loss, contractor shall pay for the actual loss.

Article Ten: The Employer’s Obligation
1.	The employer shall provide the approved construction drawings to the contractor.
2.	The employer shall coordinate the water and electricity on the construction site and other related construction issues.
3.	The employer shall provide a qualified construction site, which needs to be accepted by the contractor. The employer has no obligation after the contract accepts the construction site.
4.	The employer’s representative: Guangyong He deputy manager is the only person who is responsible for coordination, inspection, supervision of the construction site from the employer’s side.

Article Eleven: The Contractor’s Obligation
1.	The contractor shall provide the qualification certificate for materials, which is used in construction site. The quality of the materials must be inspected by the employers.
2.	The contractor shall follow the employer’s requirements.
3.
The contractor shall take care of the procedure of importation of water and electricity in the relevant government department. Also, the contractor shall be responsible for the safety of the construction site.

4.	The contractor shall coordinate with the employer.
5.	The contractor shall be liable for any damages as a consequence of any accident or injury to any workman or other person in the employment of the contractor or any subcontractor.
6.	The contractor shall be liable for any damages as a consequence of any damage to the employer’s property.
7.	The contractor shall follow up with the signature system of the project.

8.	After completion of the project, the contract shall provide inspection report to employee within 30 days.
9.	The contractor shall provide the project quality assurance to the employer after completion of the project.
10.	The contractor shall provide 2 years of warranty for this project.
11.	The contractor is responsible for any documentation or other related fees by the local construction bureau.

Article Twelve: Breach of contract
1.	The contractor shall pay 0.1% of the project settlement amount for any one-day delay on project with the exception of natural disaster.
2.	The employer is responsible for compensation, if the employer cannot make the payment on time.
3.	The contractor shall pay 0.1% of the project settlement amount per day, if the contractor cannot provide the completion report and materials on time.
4.
If a party wants to terminate this contract, it must negotiate with the other party and get the permission from the other party. Otherwise, the party who wants to terminate the contract shall be responsible for any expense caused by termination of the contract.

Article Thirteen: Settlement of disputes
All disputes in connection with this contract on the execution thereof shall be settled primarily through negotiations. In the event no settlement can be reached, both parties have rights to submit for arbitration to the local arbitration commission.

Article Fourteen: Other matters
1.	The contractor is responsible for fees, which are related to water and electricity on the construction site. The employer shall deduct 1% of the settlement amount for paying water and electricity.
2.	The employer shall deduct 0.03% of settlement amount as clean-up cost for cleaning the construction site after the employer accepts the finished project.

3.	The employer shall pay construction payment to the third party sub-contractor directly, if the contractor does not make the payment in accordance with the contract.
4.	The employer will mail or fax the documents to the contractor’s address and fax listed in this contract.
5.	The contractor and employer shall negotiate for any new issues or problems, which occurs during the construction period. They can execute a supplemental agreement if necessary.
6.	The contract is executed in two originals and two copies.

The employer: Chongqing Foguang Tourism Development (Group) Co., Ltd.
Representative: Yiyou Ran
Signature.

The contractor: Chongqing Hongxing Construction Co., Ltd.
Signature

Date: May 20, 2010.